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                                                                   Exhibit 10(l)


                              EMPLOYMENT AGREEMENT


         This agreement is made effective as of May 1, 1997, at Columbus, Ohio, between Health Power Management Corporation, an Ohio corporation (the "Company"), and Bernard F. Master, D.O. (the "Employee"), who hereby agrees as follows:

         Section 1. Employment. The terms and conditions of this agreement shall supersede and replace in their entirety the terms and conditions of the Employment Agreement between the Company and the Employee dated as of May 1, 1996. The Company hereby renews and continues the Employee's employment, and the Employee hereby accepts employment renewal and continuation by the Company, on the terms and subject to the conditions set forth in this agreement.

         Section 2. Term of Employment. The term of the Employee's employment under this agreement shall begin as of the date of this agreement and shall terminate, unless sooner terminated in accordance with the provisions of Section 6, on April 30, 1998. Upon agreement of the Company and the Employee, the term of the Employee's employment under this agreement may be renewed for successive one-year periods, commencing on the termination date of the immediately preceding term and terminating, unless sooner terminated in accordance with the provisions of Section 6, on the first anniversary thereof.

         Section 3. Services. The Employee shall be the Chairman of the Board and Chief Executive Officer of the Company and, as such, shall perform such services as may be reasonably assigned to him from time to time by the Board of Directors of the Company. The Employee shall devote his best efforts to the performance of his duties hereunder.

         Section 4. Responsibilities. The Employee shall be responsible for establishing and supervising the implementation of the business policies and operating programs, budgets, procedures, and directions of the Company and its affiliates (reporting only to the Board of Directors of the Company); monitoring and evaluating the effectiveness of the management of the Company, including without limitation reviewing and evaluating the performance of the president and chief operating officer of the Company; establishing and implementing a strategic plan for the Company and its affiliates; determining the necessity of and, if necessary and possible, supervising the raising of additional capital for the Company and its affiliates; presiding at all meetings of the shareholders and the Board of Directors of the Company and its affiliates; and such other activities as are incident to his office or as may be prescribed or delegated by the Board of Directors of the Company.

         Section 5. Compensation. The Employee shall receive the following compensation:

                  (a) A base salary of $192,000 per annum or if the term of the Employee's employment is renewed, such other amount as may be approved by the Company's Compensation Committee from time to time, payable in accordance with the Company's general policies for payment of compensation to its salaried personnel; provided if the Employee's employment is terminated pursuant to the provisions of Section 6, the base salary shall cease as of the day of termination;

                  (b) $3,500 per month, payable in arrears, as an expense allowance for expenditures advanced by the Employee on behalf of the Company;



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                  (c) A cash bonus payable in the discretion of the Company's
         Compensation Committee, and, if payable, in an amount to be determined by such Committee and based upon such criteria as may be selected by such Committee, including without limitation the Employee's performance with respect to providing leadership to the Company's personnel, supervising the Company's operations, and enhancing value for the Company's stockholders; and

                  (d) Formula Vesting Stock Options pursuant to the 1994 Executive Performance Stock Option Plan (the "Plan") for 1997 and, if the term of the Employee's employment is renewed, for each subsequent fiscal year of the Company (each "Performance Year") ending during each renewal term of the Employee's employment under this agreement with the number of Shares subject to the Formula Vesting Option and the Ceiling Amount (as such term is defined in the Plan) for determining accelerated vesting under the Plan being set forth for each Performance Year on the schedule attached to this agreement. Such amounts shall be set forth on the attached schedule on or about the anniversary date of this agreement for each year during which the term of the Employee's employment is renewed, and initialed by the Company and the Employee.

         The Company shall also provide disability insurance for the benefit of the Employee and pay all premiums with respect thereto, which insurance shall supplement the Company's current disability insurance benefits to the Employee. The policy or policies for such disability insurance shall provide for benefits in the amount of $6,000 per month for a maximum of five years, which benefits shall commence 90 days after the date of the Employee's disability (as determined under the terms of such policy).

         Section 6. Termination of Employment. The Employee's employment under this agreement may be terminated:

                  (a) By the Employee with or without cause upon giving 90 days advance written notice to the Company, provided that the Employee shall continue to perform all duties under this agreement until the earlier of:

                           (i)  The expiration date of such 90-day period; or

                           (ii) Any earlier date which may be specified by the
                  Company.

                  (b) By the Company upon the occurrence of any one of the following events or any time thereafter:

                           (i) The Employee fails to fully perform and observe
                  all obligations and conditions to be performed and observed by the Employee under this agreement, or under any other agreement between the Employee and the Company, and fails to correct such problem within 10 days after notice by the Board of Directors to do so or, if it is impossible to correct such problem within such 10 days, fails to commence the action necessary to correct such problem and continues diligently to pursue such action until the correction is complete; or

                           (ii) The Employee is under a long-term disability.
                  For purposes of this agreement, the term "long-term disability" shall have the same meaning as long-term disability or other similar term used in any long-term or permanent disability policy provided by the Company and covering the Employee. In the event there is no long-term or permanent disability policy in effect covering the Employee, the term "long-term disability" shall mean that because of physical or mental


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                  incapacity, the Employee has not performed his duties under this agreement for 60 days or longer and it is probable, in the opinion of a licensed physician selected by the Company, that the Employee will not be able to engage actively in his employment by the Company for an additional period of 90 days or longer.

         Section 7. Employee's Capacity. The Employee represents and warrants to the Company that he has the capacity and right to enter into this agreement and perform all his duties under this agreement without any restriction whatsoever by any other agreement, document, or otherwise.

         Section 8. Complete Agreement. This document contains the entire agreement between the parties and supersedes any prior discussions, negotiations, representations, or agreements between them relating to the employment of the Employee. No additions or other changes to this agreement shall be made or be binding on either party unless made in writing and signed by each party to this agreement.

         Section 9. Notices. Any notice or other communication required or desired to be given to any party under this agreement shall be in writing and shall be deemed given:

                  (a) In the case of the Employee, when delivered personally to the Employee or when deposited in the United States mail, first-class postage prepaid, addressed to the Employee at 340 Tucker Drive, Worthington, Ohio 43085, or at any other address thereafter designated by the Employee in notice theretofore given to the Company; and

                  (b) In the case of the Company, when deposited in the United States mail, first-class postage prepaid, addressed to the Company at 560 East Town Street, Columbus, Ohio 43215, or at any other address thereafter designated by the Company in notice theretofore given to the Employee.

         Section 10. Governing Law. All questions concerning the validity, intention, or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance hereunder shall be construed and resolved under the laws of Ohio.

         Section 11. Severability. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction is unable to so construe part or all of any provision of this agreement, and holds part or all of that provision to be invalid, such invalidity shall not affect the validity of the balance of that provision or the remaining provisions of this agreement, which shall remain in full force and effect.

         Section 12. Nonwaiver. No failure by any party to insist upon strict compliance with any term of this agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect, or constitute a waiver of, any party's right to demand strict compliance with all provisions of this agreement.

         Section 13. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.



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         Section 14. Successors. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, legal representatives, successors, and assigns of each party to this agreement, provided that neither party may assign any of its rights or obligations under this agreement without the prior written consent of the other party.

                                            HEALTH POWER MANAGEMENT
                                             CORPORATION



___________________________________         By__________________________________
BERNARD F. MASTER, D.O.                         Thomas E. Beaty, Jr., President





                            Schedule to Dr. Master's Employment Agreement
                            ---------------------------------------------

                                Number of Shares                                            Acknowledged and Agreed
                                to be Subject to                                            -----------------------
     Performance                 Formula Vesting                   Ceiling              Employees              Company
        Year                  Options to be Granted                Amount                Initials              Initials
        ----                  ---------------------                ------                --------              --------
        1997           Options for 3,472 shares                  $1,000,000
                       of Health Power's
                       common stock at an
                       exercise price of $4.00 a
                       share.  The date of grant
                       shall be April 15, 1997,
                       as determined by Health
                       Power's Compensation
                       Committee